UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2005

Vision Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Alabama	000-50719	63-1230752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 West 1st Street Gulf Shores, Alabama	36542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (251) 967-4212

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Vision Bancshares, Inc. Compensation Company meeting on January 11, 2005.

The Compensation Committee for Vision Bancshares, Inc. met on January 11, 2005, unanimously making the following recommendations which were approved by the Company’s Board of Directors at its regular meeting on January 31, 2005: J. Daniel Sizemore, Chairman and CEO, received a salary increase of $36,500 for a total annual compensation of $275,000 and William E. Blackmon, CFO, received a salary increase of $10,000 for a total annual compensation of $131,900. Robert S. McKean, President, Vision Bank (Alabama), received a one time bonus in the amount of $16,700 in lieu of an annual salary increase.

Incentive bonuses were approved for the following executive officers of the Company and its subsidiaries: J. Daniel Sizemore, Chairman and CEO, $78,705; William E. Blackmon, CFO, $40,227; Robert S. McKean, President, Vision Bank (Alabama), $45,375; and Joey W. Ginn, President, Vision Bank (Florida), $17,025.

Stock options were granted, effective January 31, 2005, under the Employee Incentive Stock Option Plan to the following executive officers of Company and its subsidiaries: J. Daniel Sizemore, Chairman and CEO, was granted 4,000 shares; William E. Blackmon, CFO, was granted 2,500 shares; Robert S. McKean, President, Vision Bank (Alabama), was granted 2,500 shares; and Joey W. Ginn, President, Vision Bank (Florida), was granted 2,500 shares. These options were granted at a strike price of $27.75 per share, were 100% vested at the date of grant and expire ten years from the date of grant.

Stock options were granted, effective January 31, 2005, under the Director Stock Option Plan. Each non-employee director of Vision Bancshares, Inc. was granted 2,500 shares. These options were granted at a strike price of $27.75 per share, were 100% vested at the date of grant and expire ten years from the date of grant.

The Compensation Committee approved to continue to provide Florida housing located in Panama City, Florida, to be used by officers of the Company and its subsidiaries who are traveling on business from out of state. As a part of this decision, the Board approved the recommendation of the Compensation Committee to lease this housing from Mr. Sizemore on an annual basis at a rate of $2,000 per month. The Board feels that the terms of this arrangement are no less favorable than could be secured from an outside third party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 4, 2005

VISION BANCSHARES, INC.

/s/ William E. Blackmon
By:	William E. Blackmon
Its:	Chief Financial Officer